CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 22, 2017, relating to the financial statements and financial highlights, which appear in Guardian Large Cap Disciplined Growth VIP Fund, Guardian Large Cap Fundamental Growth VIP Fund, Guardian Integrated Research VIP Fund, Guardian Diversified Research VIP Fund, Guardian Large Cap Disciplined Value VIP Fund, Guardian Growth & Income VIP Fund, Guardian Mid Cap Relative Value VIP Fund, Guardian Mid Cap Traditional Growth VIP Fund, Guardian International Value VIP Fund, Guardian International Growth VIP Fund, and Guardian Core Plus Fixed Income VIP Fund Annual Reports on Form N-CSR for the year ended December 31, 2016. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

April 27, 2017

PricewaterhouseCoopers LLP, PricewaterhouseCoopers Center, 300 Madison Avenue, New York, NY 10017 T: (646) 471 3000, F: (813) 286 6000, www.pwc.com/us